Filed Pursuant to Rule 424(b)(7)
Registration No. 333-209366

Prospectus Supplement

(To Prospectus dated February 3, 2016)

4,109,128 Shares

Common Stock

FINANCIAL ENGINES, INC.

The selling stockholders identified in this prospectus supplement are offering 4,109,128 shares of common stock, par value $0.0001 per share. We will not receive any of the proceeds from the sale of the shares of common stock.

Our shares of common stock are listed on The NASDAQ Global Market (“Nasdaq”) under the symbol “FNGN.” The last reported sale price of our shares of common stock on the Nasdaq on March 7, 2017 was $42.75 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus supplement and on page 2 of the accompanying prospectus. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to the Selling Stockholders, Before Expenses
Per Share of Common Stock	$44.35	$0.50	$43.85

Total	$182,239,827	$2,054,564	$180,185,263

(1)	See “Underwriting” for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock will be made on or about March 10, 2017.

Morgan Stanley

The date of this prospectus supplement is March 7, 2017.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of shares of common stock and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus, in their entirety before making an investment decision. We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed with the SEC later.

We and the selling stockholders are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the shares of our common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Financial Engines,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc., a Delaware corporation and our consolidated subsidiaries. The term “selling stockholders” refers, collectively, to the selling stockholders named in this prospectus supplement under the caption “Selling Stockholders.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Forward-looking statements include all statements that are not historical facts and can generally be identified by the use of forward-looking terminology such as the words “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” or the negative of these terms, or similar expressions. Our actual results could differ materially from those discussed in the forward-looking statements due to the risks and uncertainties discussed herein and in our SEC filings, and the inherent uncertainty of estimates, forecasts and projections. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements represent our estimates and assumptions only as of the date that they were made. Our actual results could differ materially from those anticipated in forward-looking statements because of various factors, including, but not limited to factors affecting:

•	our results of operations;

•	our ability to manage our growth;

•	our ability to realize the anticipated benefits of our acquisition of The Mutual Fund Store;

•	our ability to sustain or increase profitability;

•	the demand for our solutions;

•	our ability to compete;

•	our ability to introduce new services;

•	our ability to safeguard our intellectual property; and

•	trends in the advisory industry and fluctuations in general economic conditions.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the discussion of the risks and uncertainties described in, and incorporated by reference under, “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as in the documents we file from time to time with the SEC, which are incorporated into this prospectus supplement by reference. These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where you can find more information.”

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our shares of common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus.

Our Company

We are a leading provider of independent, technology-enabled financial advisory services, discretionary portfolio management, personalized investment advice, financial and retirement income planning, and financial education and guidance. We help individuals, either online or with an advisor, develop a strategy to reach investing and retirement goals by offering a comprehensive set of services, including holistic, personalized plans for saving and investing, assessments of retirement income, and the option to meet face-to-face with a financial advisor at one of more than 130 advisor centers nationwide. Our advice and planning services cover employer-sponsored defined contribution (DC) accounts (401(k), 457, and 403(b) plans), IRA accounts, and taxable accounts.

We use our proprietary advice technology platform to provide our services to millions of DC plan participants in the workplace and individuals outside of the workplace on a cost-efficient basis. We believe that our services have significantly increased the accessibility to plan participants of low-cost, high-quality, independent, personalized portfolio management services, investment advice and retirement income planning.

To expand our independent advisory services, on February 1, 2016, we acquired The Mutual Fund Store for approximately $246 million in cash consideration and approximately $267 million in common stock consideration, representing 9,885,889 shares. This acquisition expanded our independent advisory services to DC participants and allowed us to offer comprehensive financial planning with the option to meet face-to-face with a dedicated financial advisor at one of our advisor centers.

Our business model is based primarily on providing advisory services to DC plan participants in the workplace. We also provide advisory services directly to individual clients outside of the workplace. Clients are defined as individuals who utilize our services, including Professional Management, Personal Advisor, Online Advice, education or guidance. We work with three key constituencies: individual investors, plan sponsors (employers offering DC plans to their employees) and plan providers (companies providing administrative services to plan sponsors). We provide the following benefits for each of these constituencies:

•	Individual Clients: For individuals, we provide discretionary portfolio management, personalized investment advice, financial and retirement income planning, financial education and guidance that is free of product conflict. We maintain two types of relationships with individuals.

•	DC plan participants in the workplace: DC plan participants are employees of companies offering DC plans.

•	Individuals outside the workplace: Individuals can access our services by meeting with an advisor at one of our more than 130 locations.

•	Plan Sponsors: For DC plan sponsors, our services are designed to improve employee satisfaction and reduce fiduciary and business risk by evaluating, disclosing and addressing investment and savings decisions by plan participants both before and after retirement.

•	Plan Providers: For DC plan providers, our services can represent a cost-effective method of providing personalized, independent investment advice that can be an attractive and increasingly necessary service for the largest plan sponsors. Providing these services helps plan providers compete more effectively in the large plan market. We deliver our services to plan sponsors and plan participants primarily through connections to nine DC plan providers. We target large plan sponsors across a wide range of industries. For individual clients whom we service directly, we deliver services through individual client agreements entered into with our network of investment advisors. As of December 31, 2016, our services were available to 708 plan sponsors representing approximately 9.4 million participants and approximately $1.05 trillion of assets in DC plans for which we have made our discretionary portfolio service available to eligible prospective clients in the workplace, which we refer to as DC Assets Under Contract, or DC AUC. Our DC AUC does not include assets in plans for which we have signed contracts but have not yet made our discretionary portfolio service available. We do not derive revenue based on DC AUC but believe that DC AUC can be a useful indicator of the additional plan assets available for enrollment efforts that, if successful, would result in these assets becoming AUM (as defined herein).

As of December 31, 2016, individual clients enrolled in our discretionary portfolio management services, were over 1,012,000 and we had approximately $138.0 billion in assets under management, or AUM. AUM is defined as the amount of assets that we manage as part of our discretionary portfolio management services, which includes the services we market as Professional Management and Personal Advisor, and includes assets managed through franchises in 2016. Our business model is characterized by generating revenue through three primary sources: professional management, platform and other revenue, as discussed below in “Revenue.”

We were incorporated on May 13, 1996 under the laws of the state of California and are headquartered in Sunnyvale, California. In February 2010, we were reincorporated in the state of Delaware. Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors L.L.C., a federally registered investment adviser. In February 2016, we completed the acquisition of Kansas City 727 Acquisition LLC, a Delaware limited liability corporation, as well as its subsidiaries and certain affiliates (collectively, “The Mutual Fund Store”). The Mutual Fund Store operated as a federally registered investment advisor. Our website is www.financialengines.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

FINANCIAL ENGINES®, INVESTOR CENTRAL®, RETIREMENT HELP FOR LIFE®, the Financial Engines logo and a sun and cloud design mark are all trademarks or service marks owned by Financial Engines, Inc., registered in the United States or other countries. The marks “Income+,” “Investing Sense,” “Retirement Paycheck,” and “Financial Engines Investment Advisor” are also trademarks owned by Financial Engines, Inc. All other trademarks, service marks and trade names appearing in this filing are the property of their respective owners.

The Offering

Common stock offered by the selling stockholders	4,109,128 shares of common stock, par value $0.0001 per share.

Trading symbol for our common stock	Our common stock is listed on the Nasdaq under the symbol “FNGN.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock.

Dividend Policy	During the years ended December 31, 2014, 2015 and 2016, the Board of Directors declared quarterly cash dividends totaling $0.24, $0.28 and $0.28 per share annually, respectively, of common stock outstanding. On February 14, 2017, our Board of Directors declared a quarterly dividend of $0.07 per share to be paid on April 5, 2017 to record-holders as of March 22, 2017. While we currently expect to pay comparable cash dividends on a quarterly basis in the future, any future determination with respect to the declaration and payment of dividends will be at the discretion of the Board of Directors.

Risk Factors	An investment in our shares of common stock involves risks. You should carefully consider the risks described in this prospectus supplement, under “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as other information included in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or incorporated by reference herein or therein, before making a decision to purchase the shares of common stock offered hereby. Additional risks and uncertainties of which we are unaware or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.

All applicable share, per share and related information in this prospectus supplement speaks as of December 31, 2016, unless otherwise indicated.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. You should consider carefully the risk factors described below, as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, and all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the shares of common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our shares of common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are not material may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Special Note on Forward-Looking Statements” in the accompanying prospectus and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and any documents incorporated by reference herein and therein.

Our revenue and operating results can fluctuate from period to period, which could cause our share price to fluctuate.

Our revenue and operating results have fluctuated in the past and may fluctuate from period-to-period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this document:

•	a decline or slowdown of the growth in the value of financial market assets, which may reduce the value of assets we have under management and therefore our revenue and cash flows;

•	failure of our growth strategy or marketing efforts to expand our services, or to retain or acquire clients;

•	effects of the acquisition of The Mutual Fund Store, including failure to realize anticipated benefits of the acquisition;

•	termination or non-renewal of an existing contract with a plan provider, and effects of competition with plan providers;

•	variations in enrollment, contribution rates, cancellation or withdrawal rates for our discretionary portfolio management services;

•	termination or non-renewal of an existing contract, failure to enter into new contracts, or a change in active or passive enrollment options with plan sponsors;

•	downward pressure on fees we charge for our services or changes in pricing policies;

•	adverse effects from actual or perceived breaches of confidentiality, privacy, or fiduciary obligations;

•	adverse effects from errors or delays in receipt of client data, transaction execution, or expected service availability;

•	unanticipated delays of advertising, marketing promotions or rollouts of our services;

•	changes to economic terms in contracts with plan providers or plan sponsors, including renegotiations or unanticipated changes to the relationship;

•	changes in fees paid by us to plan providers for whom we are not acting as a subadvisor based on attaining contractually-agreed upon thresholds;

•	the impact of business acquisitions and dispositions amongst providers and sponsors;

•	fluctuations in quarterly revenue due to changes in fees paid by workplace Professional Management clients based on attaining contractually-agreed upon participation thresholds;

•	changes in laws, regulatory policies or interpretations that could impact our ability to offer services to plan providers as a subadvisor or deploy our portfolio management services in a specific manner;

•	unanticipated delays in recognizing revenue based on timing of meeting specified milestones under contracts with customization or consulting services;

•	negative public perception and reputation of our Company or the financial services industry; and

•	the impact of any business acquisitions or dispositions we may make

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future revenue or operating performance.

Our share price may be volatile, and the value of an investment in our common stock may decline.

An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock. The price of our common stock has been, and is likely to continue to be, volatile, which means that it could decline substantially within a short period of time. For example, the 2016 range on intra-day sales prices for our common stock on The NASDAQ Global Select Market ranged from $23.22 to $39.95. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	general economic and market conditions;

•	issuance of new or updated research or reports by securities analysts;

•	our announcement of actual results for a fiscal period that are higher or lower than projected results or our announcement of revenue or earnings guidance that is higher or lower than expected;

•	changes in the economic performance or market valuations of other companies engaged in providing portfolio management services, investment advice and retirement income;

•	loss of a significant amount of existing business;

•	public and analyst perception of our acquisition of The Mutual Fund Store, related franchise purchases, and our combined business;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rates;

•	regulatory developments in our target markets affecting us, our plan sponsors or our competitors;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	changes in the amounts, timing or frequency of any cash dividends we may pay;

•	the amount, timing or frequency of any share repurchases;

•	issuances, sales or expected sales of additional common stock; and

•	terrorist attacks or natural disasters or other such events impacting countries where we or our plan sponsors have operations.

For the years ended December 31, 2014, 2015 and 2016, our Board of Directors declared quarterly cash dividends in the amount of $0.06, $0.07 and $0.07 per share, respectively, of common stock outstanding. In February 2017, our Board of Directors declared a quarterly cash dividend of $0.07 per share. While we currently expect to pay comparable cash dividends on a quarterly basis in the future, any future determination with respect to the declaration and payment of dividends will be at the discretion of our Board of Directors. Any changes in the amounts, timing or frequency of any cash dividends we may pay could adversely affect market and investors’ perception of us and cause our stock price to decline.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may cause the market price of shares of our common stock to decline. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The future sale of a substantial amount of shares of our common stock may negatively impact our stock price.

If our stockholders sell substantial amounts of our common stock, the market price of our common stock could fall. A reduction in ownership by a large stockholder could cause the market price of our common stock to fall. In addition, on some days the daily trading volume in our stock is relatively low. The lack of trading activity in our stock may lead to greater fluctuations in our stock price. Low trading volume may also make it difficult for a stockholder to make transactions in a timely fashion.

Over 9.8 million shares of our common stock were issued as consideration in our acquisition of The Mutual Fund Store and were registered for resale to the public by the former equity holders of The Mutual Fund Store. Sales of additional shares by such holders or the sale of shares by any of our affiliates and/or in substantial amounts or all at once or within a short time period, could cause the market price of our common stock to decline and affect our ability to raise equity capital.

If securities or industry press or analysts cease covering our stock, publish negative research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our stock, or if industry press publishes negative articles about our company, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Future sales of our securities may adversely affect the trading price of our common stock and your ownership in us could be diluted.

Except as described under “Underwriting,” in connection with this offering of common stock, we are not restricted from issuing additional shares of common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common or preferred stock. The issuance of any additional shares of common or preferred stock or convertible or exchangeable securities or rights could be substantially dilutive to holders of our common stock. The trading price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Any issuance of equity we may undertake in the future could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable and may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	the right of the Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors;

•	the classification of our Board of Directors so that only a portion of our directors are elected each year, with each director serving a three-year term;

•	the requirement for advance notice for nominations for election to the Board of Directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the ability of the Board of Directors to alter our bylaws without obtaining stockholder approval;

•	the ability of the Board of Directors to issue, without stockholder approval, up to 10,000,000 shares of preferred stock with rights set by the Board of Directors, which rights could be senior to those of common stock;

•	the required approval of holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding the election and removal of directors and the ability of stockholders to take action by written consent; and

•	the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit or restrict large stockholders, in particular, those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find this provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of the shares by the selling stockholders.

PRICE RANGE OF OUR SHARES OF COMMON STOCK

Our shares of common stock are traded on The NASDAQ Global Select Market under the symbol “FNGN.” The following table shows, for the periods indicated, the high and low intra-day sale prices for our common stock on The NASDAQ Global Select Market.

	High	Low
Fiscal year ending December 31, 2017
First Quarter (through March 7, 2017)	$45.75	$35.40

Fiscal year ending December 31, 2016
First Quarter	$33.85	$23.22
Second Quarter	$33.77	$23.56
Third Quarter	$32.58	$23.87
Fourth Quarter	$39.95	$25.00

Fiscal year ending December 31, 2015
First Quarter	$45.27	$32.66
Second Quarter	$45.43	$39.75
Third Quarter	$46.34	$28.90
Fourth Quarter	$40.00	$28.23

As of January 31, 2017, the number of record holders of our common stock was 97. Because most of our shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of beneficial stockholders represented by these record holders.

DIVIDEND POLICY

During the years ended December 31, 2014, 2015 and 2016, our Board of Directors declared quarterly cash dividends totaling $0.24, $0.28 and $0.28 per share annually, respectively, of common stock outstanding. On February 14, 2017, the Board of Directors declared a quarterly dividend of $0.07 per share to be paid on April 5, 2017 to record-holders as of March 22, 2017. While we currently expect to pay comparable cash dividends on a quarterly basis in the future, any future determination with respect to the declaration and payment of dividends will be at the discretion of the Board of Directors.

SELLING STOCKHOLDERS

The following table sets forth the number of shares of common stock owned by the selling stockholders prior to this offering, the number of shares of common stock to be offered for sale by the selling stockholders in this offering, the number of shares of common stock to be owned by the selling stockholders after completion of this offering and the percentage of our issued and outstanding shares of common stock owned by the selling stockholders prior to this offering and to be owned after the completion of this offering.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Percentage of beneficial ownership is based on 62,222,714 shares of common stock issued and outstanding as of January 31, 2017.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

	Shares Beneficially Owned Before the Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering
Name and Address of Beneficial Owner	Number	Percent		Number	Percent
Warburg Pincus X Partners, L.P.(1)	254,791	*	127,383	127,408	*
Warburg Pincus Private Equity X, L.P.(1)	7,963,465	12.8%	3,981,745	3,981,720	6.4%

*	Represents less than 1%.
(1)	The stockholders of the Company are Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners”), and Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”, and together with WP X Partners, the “WP X Funds”), which indirectly holds shares of Financial Engines common stock through its wholly owned subsidiary, WP X Finance, L.P., a Delaware limited partnership (“WP X Finance”). WP X is the general partner of WPX GP, L.P., a Delaware limited partnership, which is the managing general partner of WP X Finance. Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of the WP X Funds. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP X Funds. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Each of Messrs. Kaye and Landy, the WP X Funds, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP, and WP LLC disclaims beneficial ownership with respect to any shares of Financial Engines common stock, except to the extent of its pecuniary interest in such shares of Financial Engines common stock. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock acquired pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders subject to the alternative minimum tax or the Medicare contribution tax, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

Distributions On Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on sale, exchange or other disposition of our common stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign accounts.”

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Shares of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Foreign Accounts

Sections 1471 to 1474 of the Code generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. A U.S. federal withholding tax of 30% also applies to dividends and will apply to the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity, or otherwise qualifies for an exemption from these rules. The withholding provisions described above currently apply to dividends paid on our common stock and will generally apply with respect to gross proceeds of a sale or other disposition of our common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We and the selling stockholders have entered into an underwriting agreement with Morgan Stanley & Co. LLC, as underwriter of this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the selling stockholders have agreed to sell to the underwriter 4,109,128 shares of common stock.

The underwriting agreement provides that the underwriter is obligated to purchase all of the shares of common stock in the offering if any are purchased.

The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price less a concession not in excess of $0.30 per share. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriter to the selling stockholders per common share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders.

	Per Common Share	Total
Underwriting discounts and commissions paid by the selling stockholders	$0.50	$2,054,564

Sales of shares of common stock outside the United States may be made by affiliates of the underwriter. The underwriter has informed us that it does not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares of common stock offered by it.

We estimate that the total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $190,000, and will be paid by us.

We have agreed that we will not, for a period of 30 days after the date of the underwriting agreement (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the company that are substantially similar to the shares of common stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise (other than the shares of common stock to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the underwriting agreement), without the prior written consent of the underwriter.

Our officers and directors and the selling stockholders have agreed that they will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock, whether any such aforementioned transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter. In addition, the undersigned agrees that, without the prior written consent of the underwriter, it will not, for a period of 30 days after the date of the underwriting agreement, make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock. The restrictions described in this paragraph do not apply to:

•	the sale of the shares of common stock by the selling stockholders to the underwriter in connection with this offering;

•	any shares of common stock acquired in the open market;

•	the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans, provided that such restriction shall apply to any of the undersigned’s shares of common stock issued upon such exercise;

•	transfers of shares of common stock that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, with respect to any award of equity-based compensation granted pursuant to equity incentive plans;

•	transfers of any shares of common stock that are used for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans;

•	the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, provided that no sales of the undersigned’s shares of common stock shall be made pursuant to such a plan prior to the expiration of the lock-up period;

•	transfers as a bona fide gift or gifts or by testate succession or intestate distribution;

•	transfers to a member or members of the director’s or officer’s immediate family or to a trust, the direct or indirect beneficiaries of which are the directors, officers and/or a member or members of his or her immediate family;

•	distributions or transfers to general or limited partners, members or shareholders of the undersigned, or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the directors or officers; or

•	transfers to any corporation, partnership or other entity with whom the directors or officers share in common an investment manager or advisor, in each case who has discretionary investment authority with respect to the directors’, officers’ and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement.

Certain of our officers, directors and employees have established trading plans pursuant to Rule 10b5-1 and may sell, pledge or otherwise dispose, directly or indirectly, shares of common stock (or securities convertible into or exchangeable for any shares of common stock) during the lock-up period.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

Price Stabilization and Short Positions

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions and covering transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the shares the underwriter is obligated to purchase, which creates a naked short position. In a naked short position, the underwriter may close out such position by purchasing shares in the open market.

•	Covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover short positions. A naked short position can only be closed out by buying shares in the open market.

These stabilizing transactions and covering transactions, as well as purchases by the underwriter for its own accounts, may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of the shares of common stock. As a result the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq and, if commenced, may be discontinued at any time.

Affiliations

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, our affiliates and the selling stockholders, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities and/or our instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The shares are offered for sale in those jurisdictions in the United States, Europe, Asia and the Middle East and elsewhere where it is lawful to make such offers. The underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the shares directly or indirectly, or distribute this prospectus supplement and the accompanying prospectus or any other offering material relating to the shares, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Australia

This prospectus supplement:

•	does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (the “ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors (the “Exempt Investors”), available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 apply to that resale. By applying for the shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Bahrain

This offering is restricted in the Kingdom of Bahrain to banks, financial institutions and professional investors and any person receiving this prospectus supplement in the Kingdom of Bahrain and not falling within those categories is ineligible to purchase our shares.

Bermuda

The shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Engaging in the activity of offering or marketing the shares in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Dubai

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) other than offers (the “Permitted Public Offers”) which are contemplated in this prospectus supplement and the accompanying prospectus will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. We, the selling stockholders and the underwriter have not authorised, and we, the selling stockholders and the underwriter do not authorise, the making of any offer of shares in circumstances in which an obligation arises for us, the selling stockholders or the underwriter to publish or supplement a prospectus for such offer.

In relation to each Relevant Member State, the underwriter has not made and will not make an offer of shares which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative or representatives nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require us, the selling stockholders or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter, the selling stockholders and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means European Council Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

•	Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411 2, D.411 1, D.411 2, D.734 1, D.744 1, D.754 1 and D.764 1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411 2-II 1° or 2° or 3° of the French Code monétaire et financier and article 211 2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411 1, L.411 2, L.412 1 and L.621 8 through L.621 8 3 of the French Code monetaire et financier.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Kuwait

No marketing or sale of the shares may take place in Kuwait unless the same has been duly authorized by the Kuwait Ministry of Commerce and Industry pursuant to the provisions of Law No. 31/1990 and the various ministerial regulations issued thereunder. Persons into whose possession this prospectus supplement and accompanying prospectus comes are required to inform themselves about and to observe such restrictions. Investors in Kuwait who approach us or obtain copies of this prospectus supplement and accompanying prospectus are required to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the shares.

Qatar

This prospectus supplement does not constitute an invitation or public offer of the shares in the State of Qatar and should not be construed as such. This prospectus is intended only for the original recipient and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1 -28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

United Kingdom

The underwriter has:

(a)	only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In connection with this offering, the underwriter is not acting for anyone other than us and the selling stockholders and will not be responsible to anyone other than us and the selling stockholders for providing the protections afforded to its clients nor for providing advice in relation to this offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a principal amount of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement has been passed upon for Financial Engines, Inc. by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Certain legal matters relating to this offering will be passed upon for the selling stockholders by Wachtell, Lipton, Rosen & Katz LLP, New York, New York and for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Financial Engines, Inc. and subsidiaries as of December 31, 2015 and 2016, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 (which is included in Management’s Report on Internal Control over Financial Reporting), have been incorporated in this prospectus by reference to Financial Engines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, in reliance on the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Form S-3 with the SEC under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. You should review the information and exhibits in the registration statement for further information about us and the securities that are being offered by this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.financialengines.com. Other than as detailed in the section of this prospectus supplement titled “Incorporation By Reference,” the information on our website and the SEC’s website is not incorporated by reference into this prospectus supplement and you should not consider it part of this prospectus supplement, and any references to these websites or any other websites are inactive textual references only. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC permits us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. This prospectus incorporates by reference the documents listed below that we previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 27, 2017;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement relating to our 2016 annual meeting of stockholders, which was filed with the SEC on April 4, 2016; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 22, 2010, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the termination of the offering under this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this prospectus supplement, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for such information should be directed to:

Financial Engines, Inc.

Attn: General Counsel

1050 Enterprise Way, 3rd Floor

Sunnyvale, CA 94089

(408) 498-6000

In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

PROSPECTUS

FINANCIAL ENGINES, INC.

9,885,889 Shares

Common Stock

The selling stockholders identified in this prospectus and any additional selling stockholders who will be identified in one or more prospectus supplements may sell up to 9,885,889 shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares offered by the selling stockholders. The shares of common stock offered under this prospectus and any prospectus supplement were originally issued in connection with our acquisition of Kansas City 727 Acquisition LLC, a Delaware limited liability corporation, as well as its subsidiaries and certain affiliates, which we refer to collectively as The Mutual Fund Store, pursuant to the Agreement and Plan of Mergers dated as of November 5, 2015, by and among Financial Engines, Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, Kansas City 727 Acquisition LLC, TMFS Holdings, Inc. and WP Fury Holdings, LLC (solely in its capacity as the Sellers’ Representative thereunder).

The selling stockholders (which term includes their respective donees, pledgees, transferees or other successors-in-interest) may sell the shares directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. We will bear the expenses incurred by the Company in effecting the registration of the shares of common stock, and the selling stockholders will bear all discounts, selling commissions and transfer taxes applicable to the sale of the shares of common stock registered by this prospectus by the selling stockholders. See “Plan of Distribution” beginning on page 5 of this prospectus for more information about how the selling stockholders may sell their shares of common stock.

Our common stock is traded on the Nasdaq Global Market under the symbol “FNGN.” On January 28, 2016, the last reported sale price of our common stock on the Nasdaq Global Market was $25.42 per share.

Investing in our common stock involves risks. You should carefully read and consider the matters described in, and incorporated by reference under, “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this process, the selling stockholders may, from time to time, sell the shares of our common stock, as described in this prospectus, in one or more offerings.

You should rely only on the information contained and incorporated by reference into this prospectus or in any prospectus supplement. We and the selling stockholders have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or any prospectus supplement, respectively, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale made under this prospectus.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

Unless the context requires otherwise, references in this prospectus to “Financial Engines,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc., a Delaware corporation and our consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, and any free writing prospectuses provided in connection with this offering may, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. Forward-looking statements include all statements that are not historical facts and can generally be identified by the use of forward-looking terminology such as the words “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” or the negative of these terms, or similar expressions. Our actual results could differ materially from those discussed in the forward-looking statements due to the risks and uncertainties discussed herein and in our SEC filings, and the inherent uncertainty of estimates, forecasts and projections. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements represent our estimates and assumptions only as of the date that they were made. Our actual results could differ materially from those anticipated in forward-looking statements because of various factors, including, but not limited to factors affecting:

•	our results of operations;

•	our ability to manage our growth;

ii

•	our ability to realize the anticipated benefits of our acquisition of The Mutual Fund Store;

•	our ability to sustain or increase profitability;

•	the demand for our solutions;

•	our ability to compete;

•	our ability to introduce new services;

•	our ability to safeguard our intellectual property; and

•	trends in the advisory industry and fluctuations in general economic conditions.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the discussion of the risks and uncertainties described in, and incorporated by reference under, “Risk Factors” beginning on page 2 of this prospectus and in any prospectus supplement, as well as in the documents we file from time to time with the SEC, which are incorporated herein by reference. These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. You should however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where you can find more information.”

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock from the selling stockholders.

Financial Engines

We are a leading provider of independent, technology-enabled portfolio management services, investment advice and retirement income services primarily to participants in employer-sponsored defined contribution plans, such as 401(k) plans. We help investors plan for retirement by offering personalized plans for saving, investing, and generating retirement income, as well as by providing assessments of retirement income needs and readiness, regardless of personal wealth or investment account size. Financial Engines® Income+, a feature of our portfolio management service, is designed to prepare a portfolio to generate income in retirement, and calculates and facilitates the payment of steady recurring payouts throughout retirement. We use our proprietary advice technology platform to provide our services to millions of retirement plan participants on a cost-efficient basis. We believe that our services have significantly lowered the cost and increased the accessibility to plan participants of independent, personalized portfolio management services, investment advice and retirement income planning.

Financial Engines, Inc. was incorporated on May 13, 1996 under the laws of the state of California and is headquartered in Sunnyvale, California. In February 2010, Financial Engines, Inc. was reincorporated in the state of Delaware. Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors L.L.C., a federally registered investment adviser. In February 2016, we acquired the business of The Mutual Fund Store, a Kansas City-based federally registered investment advisor.

This prospectus, including the documents incorporated by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. These include Financial Engines, Inc. and the Financial Engines and The Mutual Fund Store name and design logo. This prospectus may also include trade names, trademarks and service marks of other companies and organizations.

The Offering

We are registering for resale by the selling stockholders 9,885,889 shares of our common stock that were originally issued in connection with our acquisition of The Mutual Fund Store pursuant to the Agreement and Plan of Mergers dated as of November 5, 2015, as amended from time to time, by and among the Company, Mayberry Acquisition Sub I, LLC, Mayberry Acquisition Sub, Inc., Mayberry Acquisition Sub II, LLC, Kansas City 727 Acquisition Corporation, Kansas City 727 Acquisition LLC, TMFS Holdings, Inc. and WP Fury Holdings, LLC. (solely in its capacity as the Sellers’ Representative thereunder), which we refer to as the Merger Agreement. Under the terms of the Stockholders Agreement dated November 5, 2015 entered into in connection with the Merger Agreement, which we refer to as the Stockholders Agreement, we agreed to register the shares of common stock originally issued pursuant to the Merger Agreement. All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares. See “Selling Stockholders” beginning on page 3 of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, please read carefully the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. These risks and uncertainties include the risks described below as well as those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated herein by reference and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC. See “Incorporation by Reference” and “Where You Can Find More Information” on page 7 of this prospectus. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also see “Cautionary Statement Regarding Forward-Looking Statements” beginning on page i.

Risks Related to the Acquisition of The Mutual Fund Store

We are subject to business uncertainties due to the acquisition of The Mutual Fund Store, which may have an adverse effect on us.

Uncertainties regarding the potential impact of the acquisition of The Mutual Fund Store may have an adverse effect on us or our business. We cannot predict how our acquisition of The Mutual Fund Store may impact plan providers, plan sponsors, clients and employees and others with whom we do business, or how the market in general may react to the acquisition. These uncertainties may impair our ability to attract, retain and motivate key personnel, and could negatively impact our existing business relationships.

We may fail to realize any of the anticipated benefits of our acquisition of The Mutual Fund Store or those benefits may take longer to realize than expected. We may also encounter unexpected difficulties in integrating the two businesses.

The success of our acquisition of The Mutual Fund Store will depend, in part, on our ability to successfully integrate and realize the anticipated benefits from combining our business with the business of The Mutual Fund Store. We may not fully realize, in a timely manner or otherwise, any of the anticipated synergies and other potential opportunities and benefits of the acquisition due to several factors, including: the difficulties with the integration process, unanticipated costs, liabilities or expenses associated with the acquisition, incurrence of acquisition-related costs, harm to our existing business relationships, including relationships with plan providers, plan sponsors, clients and employees as a result of the acquisition, harm to our reputation, the loss of key employees in the acquired business, use of resources that may be needed in other parts of our business, the use of a substantial portion of our available cash to consummate the acquisition, or other factors. In addition, our ability to impose appropriate internal controls, including accurate forecasting, accounting and reporting integration, to successfully manage the acquired business will require a significant investment of resources and management time. Any future acquisitions may involve similar risks, including the use of substantial amounts of cash, potentially dilutive issuances of equity securities, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business or other factors. Integration efforts may also divert management attention and resources and have an adverse effect on us.

Our business and reputation could be harmed by The Mutual Fund Store franchisees.

The success of our business depends in part upon the operational and financial success of The Mutual Fund Store franchisees. The inability of The Mutual Fund Store franchisees to operate successfully could adversely affect our operating results through decreased royalty payments. If a significant franchisee or a significant number of our franchisees become financially distressed, our operating results could be impacted through reduced or delayed royalty payments.

We believe clients expect the same quality of service from our franchisees as they do from Financial Engines and The Mutual Fund Stores-owned locations. The providers and sponsors that work with our company may not want to work with The Mutual Fund Store franchises. While our franchise agreements set forth certain operational standards and guidelines, we have limited control over how our franchisees’ businesses are run, and do not exercise day-to-day control over them. Any operational or developmental shortcomings of our franchisees, including their failure to comply with applicable laws, are likely to be attributed to our overall operations from the perspective of regulatory bodies and the public. Any such failures could also subject us to regulatory investigation and penalties, have a direct negative impact on the royalty revenue we receive from the franchise, subject us to client claims, as well as harm our reputation and brand.

Various state and federal laws govern our relationship with our franchisees and our potential repurchase of a franchise. If we fail to comply with these laws, we could be liable for damages to franchisees, fines or other penalties. A franchisee or government agency may bring legal action against us based on the franchisor/franchisee relationship. Litigation with our franchisees or government agencies may be expensive, divert management’s time and resources and adversely affect both our profits and our important relations with our other franchisees.

We are subject to risks associated with leasing space for The Mutual Fund Store retail locations.

The Mutual Fund Store or franchises operate over 125 retail locations which are presently located on leased premises. As leases underlying these locations expire, we or our franchisees may be unable to negotiate a new lease or lease extension, either on commercially acceptable terms or at all, which could cause us or our franchisees to close offices in desirable locations. As a result, our revenues and our brand building initiatives could be adversely affected. Current locations of The Mutual Fund Store and franchised locations may become unattractive to us as demographic patterns change. We generally cannot cancel current leases. Therefore, if an existing or future retail location is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. If we are unable to manage these risks effectively, our business and financial results could be adversely affected.

Buying back franchise operations involves risks that could adversely affect our business and financial results.

Our business plan includes the initiative to repurchase certain franchises of The Mutual Fund Store, beginning in 2016. The Mutual Fund Store franchise agreements generally set forth a formula and a process for repurchasing the franchise. State franchise laws may make it difficult to close and terminate franchise locations. There are a number of risks associated with this initiative, including the difficulty in predicting the ultimate costs, including any employee termination costs, the timing of payments received, the results of negotiations with landlords, and the future impact to our financial results. If we are unable to manage these risks effectively, our business and financial results could be adversely affected.

The number of shares being registered for sale is significant in relation to our trading volume.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for resale into the public market by the selling stockholders. Sale of these shares, particularly if sold in substantial amounts or all at once or within a short period of time, could cause the market price of our stock to decline and affect our ability to raise equity capital.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be for the accounts of the selling stockholders, as described below. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

Up to 9,885,889 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may from time to time offer and sell pursuant to this prospectus all, some or none of the shares of our common stock being registered.

The following table (and the notes thereto) sets forth certain information as of February 2, 2016, the day following the closing of our acquisition of The Mutual Fund Store pursuant to the Merger Agreement, regarding the beneficial ownership of common stock by each of the selling stockholders and the shares being offered by the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

The selling stockholders received their shares of Financial Engines common stock as part of the consideration paid in connection with the acquisition of The Mutual Fund Store pursuant to the Merger Agreement, or directly or indirectly in one or more transfers from a person that received such shares pursuant to the Merger Agreement. The registration statement to which this prospectus relates is being filed pursuant to the Merger Agreement and the Stockholders Agreement. Subject to the terms and conditions of these agreements, we agreed to file the registration statement to cover the shares of Financial Engines common stock held by each selling stockholder and to keep the registration statement effective until the shares offered by this prospectus (i) have been sold pursuant to an effective registration statement under the Securities Act; (ii) may be sold pursuant to Rule 144 of the Securities Act without any limitation as to manner-of-sale restrictions or volume limitations; (iii) cease to be outstanding, or (iv) have been transferred or assigned in a private transaction in which the transferor’s rights under the Stockholders Agreement are not assigned in compliance with the Stockholders Agreement.

To our knowledge, (i) the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table, and (ii) unless otherwise indicated below, no other selling stockholder nor any affiliate of a selling stockholder has held any position or office with, been employed by or otherwise has had any material relationship with us or any of our predecessors or affiliates during the three years prior to the date of this prospectus, other than as a result of the ownership of our shares of common stock or other securities. Unless otherwise indicated below, the address of each selling stockholder is c/o Financial Engines, Inc., 1050 Enterprise Way, 3rd Floor, Sunnyvale, CA 94089.

In the table below, the percentage of shares beneficially owned is based on 61,585,287 shares of our common stock outstanding at the close of business on February 2, 2016, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership Prior to the Offering		Number of Shares Being Registered for Resale	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock		Number of Shares	Percentage of Outstanding Common Stock
Warburg Pincus X Partners, L.P.(1)	254,791	*	254,791	0	0
Warburg Pincus Private Equity X, L.P.(1)	7,963,465	12.9%	7,963,465	0	0
TMFS Holdings, Inc.(2)	1,530,524	2.5%	1,530,524	0	0
Christopher R. Braudis	137,109	*	137,109	0	0
TOTALS	9,885,889	16.1%	9,885,889	0	0

*	Represents less than 1%.
(1)	The stockholders of the Company are Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners”) and Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”, and together with WP X Partners, the “WP X Funds”), which indirectly holds shares of Financial Engines common stock through its wholly owned subsidiary, WP X Finance, L.P., a Delaware limited partnership (“WP X Finance”). WP X is the general partner of WP X GP, L.P., a Delaware limited partnership, which is the managing general partner of WP X Finance. Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of WP X and WP X Partners. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”) is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP X Funds. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Each of Messrs. Kaye and Landy, the WP X Funds, WP X LP, WP X GP, WPP GP, WP Partners, WPP GP LLC, WP, and WP LLC disclaims beneficial ownership with respect to any shares of Financial Engines common stock, except to the extent of its pecuniary interest in such shares of Financial Engines common stock. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.
(2)	Adam S. Bold, as the President of TMFS Holdings, Inc., and as Trustee of the Adam S. Bold Trust, U.T.A., dated February 11, 2014, the majority stockholder of TMFS Holdings, Inc., may be deemed to have voting and dispositive power over the securities held by TMFS Holdings, Inc. The address of TMFS Holdings, Inc. is 1744 Stone Canyon Road, Los Angeles, CA 90077. Prior to the Company’s acquisition of The Mutual Fund Store, Mr. Bold also served as Chairman of TMFS Holdings, LLC, TMFS Advisors, LLC, Smart401(k), LLC, The Mutual Fund Store – Houston, LLC, The Mutual Fund Research Center, LLC, TMFS Advisory Services, LLC, TMFS Management, LLC, The Mutual Fund Store, LLC, and Kansas City 727 Acquisition LLC.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell the shares covered by this prospectus at various times. As used in this prospectus, the term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus. Subject to the terms of the Stockholders Agreement, the selling stockholders will act independently of Financial Engines in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling stockholders in transactions on the Nasdaq Global Market, the over-the-counter market, or otherwise. These sales may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of the sale, or at negotiated prices. Selling stockholders who are subject to our insider trading and corporate governance policies may sell only in compliance therewith. The shares may be sold by means of one or more of the following methods:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any of the above methods; or

•	any other method permitted pursuant to applicable law.

If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

The selling stockholders may sell the shares described in this prospectus directly to purchasers or through broker-dealers, which may act as agents or principals. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in resales. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the shares or from both. This compensation may exceed customary commissions. The selling stockholders may also transfer, devise, gift or pledge these shares by other means not described in this prospectus.

The selling stockholders also may resell all or a portion of the shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act (“Rule 144”) in open market transactions in reliance upon Rule 144.

The selling stockholders have not advised us of any specific plans for the distribution of the shares covered by this prospectus. When and if we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of a material portion of the shares covered by this prospectus, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC. This supplement or amendment will include the following information:

•	the name of the participating broker-dealer(s) or underwriters;

•	the number of shares involved;

•	the price(s) at which the shares were sold;

•	the commissions paid or discounts or concessions allowed by the selling stockholders to the broker- dealers or underwriters, if any; and

•	other information material to the transaction.

The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any of those persons, and any profits received on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders may be deemed to be “underwriters,” the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in the sale of the resale shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the resale shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the resale shares to engage in market-making activities with respect to the particular resale shares being distributed. This may affect the marketability of the resale shares and the ability of any person or entity to engage in market-making activities with respect to the resale shares. We have advised the selling stockholders that the anti-manipulation rules promulgated under the Exchange Act, including Regulation M, may apply to sales of the shares offered by the selling stockholders.

The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

We have agreed to bear all expenses of registration of the shares other than fees and disbursements, if any, of one counsel for the selling stockholders. Any discounts or selling commissions, if any, payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholders selling those shares.

There can be no assurances that the selling stockholders will sell all or any of the shares of common stock offered under this prospectus.

The registration statement to which this prospectus relates is being filed pursuant to the Merger Agreement and the Stockholders Agreement. The Stockholders Agreement provides that we will indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or they may be entitled to contribution. The Stockholders Agreement further provides that the selling stockholders will indemnify us against certain liabilities, including liabilities under the Securities Act, or we may be entitled to contribution. Subject to the terms and conditions of the Stockholders Agreement, we agreed to file the registration statement to cover the shares of Financial Engines common stock held by each selling stockholder and to keep the registration statement effective until the shares offered by this prospectus (i) have been sold pursuant to an effective registration statement under the Securities Act; (ii) may be sold pursuant to Rule 144 without any limitation as to manner-of-sale restrictions or volume limitations; (iii) cease to be outstanding, or (iv) have been transferred or assigned in a private transaction in which the transferor’s rights under the Stockholders Agreement are not assigned in compliance with the Stockholders Agreement.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for Financial Engines, Inc. by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Financial Engines, Inc., incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Kansas City 727 Acquisition LLC and Subsidiaries as of December 31, 2014, 2013 and 2012 and for each of the years then ended included in Exhibit 99.2 of Financial Engines, Inc. Current Report on Form 8-K dated February 3, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should review the information and exhibits in the registration statement of which this prospectus forms a part for further information about us and the securities that are being offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.financialengines.com. Other than as detailed in the section of this prospectus titled “Incorporation By Reference,” the information on our website and the SEC’s website is not incorporated by reference into this prospectus and you should not consider it part of this prospectus or any prospectus supplement, and any references to these websites or any other websites are inactive textual references only. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC permits us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. This prospectus incorporates by reference the documents listed below that we previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 20, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 6, 2015, August 5, 2015 and November 5, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 21, 2015, November 9, 2015 and February 3, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 22, 2010, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed) that are made between the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement hereto is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this prospectus or any prospectus supplement, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for such information should be directed to:

Financial Engines, Inc.

Attn: General Counsel

1050 Enterprise Way, 3rd Floor

Sunnyvale, CA 94089

(408) 498-6000

In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

4,109,128 Shares

FINANCIAL ENGINES, INC.

PROSPECTUS SUPPLEMENT

Morgan Stanley

March 7, 2017